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Exhibit 21.1

        The following corporations are wholly-owned subsidiaries of Edwards Lifesciences Corporation:

Legal Entity	State of Incorporation/ Formation	Country of Incorporation/ Formation
Benchmark, Inc.	Utah	United States
Edwards Lifesciences Asset Management Corporation	Delaware	United States
Edwards Lifesciences Corporation of Puerto Rico	Delaware	United States
Edwards Lifesciences Finance LLC	Delaware	United States
Edwards Lifesciences Japan Holdings Inc.	Delaware	United States
Edwards Lifesciences LLC	Delaware	United States
Edwards Lifesciences Research Medical, Inc.	Utah	United States
Edwards Lifesciences Sales Corporation	Delaware	United States
Edwards Lifesciences Sub Inc.	Delaware	United States
Edwards Lifesciences (U.S.) Inc.	Delaware	United States
Edwards Lifesciences World Trade Corporation	Delaware	United States
Edwards Lifesciences Austria GmbH		Austria
Edwards Lifesciences Pty. Limited		Australia
Edwards Lifesciences S.P.R.L.		Belgium
Edwards Lifesciences Macchi Ltda.		Brazil
Edwards Lifesciences Participacoes e Comercial Ltda.		Brazil
Edwards Lifesciences (Canada) Inc.		Canada
Edwards Lifesciences Holding A/S		Denmark
Edwards Lifesciences World Trade (Shanghai) Co., Ltd.		China
Edwards Lifesciences SAS		France
Edwards Lifesciences Holding Germany GmbH		Germany
Edwards Lifesciences Germany GmbH		Germany
PAS Palzer GmbH & Co. KG		Germany
PAS Palzer Verwaltungs GmbH		Germany
Edwards Lifesciences Hellas, EPE		Greece
Edwards Lifesciences (India) Private Limited		India
Edwards Lifesciences Italia SpA		Italy
Edwards Lifesciences (Japan) Limited		Japan
Edwards Lifesciences Finance Limited		Japan
Edwards Lifesciences Korea Co., Ltd.		Korea
Edwards Lifesciences Mexico, S.A. de C.V.		Mexico
Edwards Lifesciences B.V.		The Netherlands
Edwards Lifesciences Uden B.V.		The Netherlands
Edwards Lifesciences Export (Puerto Rico) Corporation		Puerto Rico
Edwards Lifesciences South Africa Pty. LTD		South Africa
Edwards Lifesciences S.L.		Spain
Edwards Lifesciences AG		Switzerland
Edwards Lifesciences GmbH		Switzerland
Edwards Lifesciences (Thailand) Ltd.		Thailand
Edwards Lifesciences Limited		United Kingdom

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  Exhibit 21.1